UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2010

TECH/OPS SEVCON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-9789 (Commission File Number)	04-2985631 (IRS Employer Identification No.)
155 Northboro Road Southborough, MA 01772 (Address of principal executive offices and zip code)
(508) 281-5510 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2010, the Board of Directors of the Registrant, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, elected Fred Wang to the Board, effective immediately. Mr. Wang will serve for a term that expires at the Registrant’s 2012 Annual Meeting of Stockholders. Mr. Wang has also been named to the Board’s Compensation Committee. The Board has determined that Mr. Wang meets the standards of independence for directors set forth under the listing standards of the NASDAQ Capital Market.

Mr. Wang will receive the same compensation for his service on the Board as the Registrant’s other non-employee directors, including an annual cash retainer and restricted stock grant, as more fully described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on December 17, 2009.

A copy of the press release announcing the election of Mr. Wang to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

99.1         Press Release of the Registrant, dated February 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECH/OPS SEVCON, INC.
Dated: February 17, 2010	By: /s/ Raymond J. Thibault Jr. Raymond J. Thibault Jr. Assistant Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant, dated February 17, 2010.